July 10, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: RFP Express, Inc.
Commission File No. 033-83526

Ladies and Gentlemen:

We have read the statements made by RFP Express, Inc., which we understand were filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the
Company's Form 8-K report dated July 9, 2003. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Nation Smith Hermes Diamond, P.C.
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Nation Smith Hermes Diamond, P.C.